                                                                    EXHIBIT 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]


                                  July 10, 2000




Axys Pharmaceuticals, Inc.
180 Kimball Way
South San Francisco, CA  94080

              Re: $35,000,000 Aggregate Offering of Debt Securities and Warrants of Axys Pharmaceuticals, Inc.

Ladies and Gentlemen:

              In connection with the Registration Statement on Form S-3 (Registration No. 333-35828) filed by Axys Pharmaceuticals, Inc., a Delaware corporation (the "Company"), on April 28, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on May 22, 2000 (as so amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

              You have provided us with a base prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $35,000,000 aggregate offering price of (i) one or more series of the Company's debt securities (the "Debt Securities") or (ii) warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock. In addition, shares of Common Stock may be issued in payment of interest with respect to a particular issuance of Debt Securities. The Debt Securities and Warrants are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee").

Axys Pharmaceuticals, Inc.
July 10, 2000
Page 2

              In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

              We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

              We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

              We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

              Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

              1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Warrants have been duly established, authorized and approved by the Board of Directors of the Company and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions thereof and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) when the Registration Statement and any required post-effective amendment thereto have all become and remain effective under the Securities Act, and (d) assuming that the terms of the Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e)

Axys Pharmaceuticals, Inc.
July 10, 2000
Page 3

assuming that the Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Securities.

              2. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, (a) such shares of Common Stock duly issued upon the exchange or conversion of Debt Securities, if any, that are exchangeable or convertible into Common Stock, (b) such shares of Common Stock issued in payment of interest with respect to a particular issuance of Debt Securities, if any, in accordance with the terms thereof and (c) such shares of Common Stock issued upon due exercise of Warrants against payment in full of the exercise price therefor, will be validly issued, fully paid and nonassessable.

              The opinion set forth in paragraph 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.


              We assume for purposes of the opinion set forth in paragraph 2 above the correctness and due completion of the matters set forth in clauses
(a) through (g) of paragraph 1 above.

              We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities and the Common Stock; that the applicable Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; and the Trustee for each Indenture is duly organized, validly existing and

Axys Pharmaceuticals, Inc.
July 10, 2000
Page 4

in good standing under the laws of its jurisdiction of organization; that the Indenture constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

              We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                   Very truly yours,


                                   /s/ Latham & Watkins